Exhibit 99.1

Press Release

FOR RELEASE ON: Dec. 18, 2023

Nasdaq Grants Nxu’s Request for Continued Listing

Nxu to demonstrate compliance by April 7, 2024

MESA, Ariz., Dec. 18, 2023 - Nxu Inc., (NASDAQ: NXU) (“Nxu”, “the Company”), a domestic technology company developing and manufacturing innovative EV charging and energy storage solutions for the infrastructure we need to power our electrified future, announced Nasdaq has approved the Company’s request for continued listing, subject to Nxu demonstrating compliance with the listing rules on or before April 7, 2024. Nxu presented its compliance plan on Dec. 14, 2023, resulting in Nasdaq swiftly granting the Company its request, effective today, Dec. 18, 2023.

“We’re immensely proud of the plan we presented last week to the Nasdaq hearing panel, much of which we’ve already been executing to date,” said Mark Hanchett, Chairman and CEO at Nxu. “Our mission is to take on big, complex challenges with technology that makes a lasting impact. We’re moving steadily toward that mission, as demonstrated by our continued commitment to an infrastructure that supports an electrified future. We look forward to completing the remaining steps in our compliance plan, regaining compliance, and remaining compliant for the foreseeable future.”

About Nxu, Inc.

Nxu, Inc. is a domestic technology company leveraging its intellectual property and innovations to support e-Mobility and energy storage solutions. Driving the energy future, Nxu is developing an ecosystem of industry-leading grid level energy storage solutions, charging infrastructure and over-air cloud management – encompassed by Nxu’s seamless subscription-based models. For more information, visit www.nxuenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to remain compliant with Nasdaq’s continued listing rules. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent annual report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at www.nxuenergy.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:

Investor Contact

Investors@nxuenergy.com